Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Stock Option and Incentive Plan of CRISPR Therapeutics AG of our report dated March 8, 2018, with respect to the consolidated financial statements of Casebia Therapeutics LLP included in the Annual Report (Form 10-K) of CRISPR Therapeutics AG for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 30, 2018